Exhibit 99

Contact:	Randall Oliver (media) (323) 869-7607 randall.oliver@smartandfinal.com

Richard Phegley (investors) (323) 869-7779 rick.phegley@smartandfinal.com

SMART & FINAL ANNOUNCES FOURTH QUARTER 2003 INCOME

FROM CONTINUING OPERATIONS INCREASED BY 68 PERCENT

•	Fourth Quarter Same Stores Sales Increase 20.9 Percent

•	Continuing Strong Same Store Sales Growth of 7.1 Percent Excluding Impact of Southern California Grocery Strike

•	Full Year 2003 Cash From Operations of $89.5 Million

•	Bank Debt Reduced by 54 Percent from Prior Year

LOS ANGELES, February 18, 2004 – Smart & Final Inc. (NYSE – SMF) today reported income from continuing operations of $9.2 million, or $0.30 per diluted share, for the twelve-week quarter ended December 28, 2003. This represents an increase of 68.3 percent from the prior year fourth quarter results of $5.4 million, or $0.18 per diluted share.

Income from continuing operations in the 2003 fourth quarter included $4.2 million of pretax income resulting from the partial reversal of litigation reserves taken earlier in 2003, partially offset by $0.3 million of depreciation expense resulting from the second quarter consolidation of the company’s real estate synthetic lease facility. Adjusted for these two items net of tax, 2003 fourth quarter income from continuing operations was $6.8 million, or $0.22 per diluted share, an increase of 25.4 percent when compared to the $5.4 million, or $0.18 per diluted share, reported in the prior year fourth quarter. [This adjusted comparison to income from continuing operations for the 2002 fourth quarter is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations of $9.2 million for the 2003 fourth quarter, an increase of 68.3 percent over the $5.4 million reported in the 2002 fourth quarter.]

Sales from continuing operations in the current year quarter were $444.4 million, an increase of 21.9 percent over prior year fourth quarter sales of $364.6 million. Fourth quarter 2003 comparable store sales increased by 20.9 percent. The company estimates that approximately $50 million in incremental sales in the current year fourth quarter resulted from the labor action underway against the three largest southern California retail supermarket chains.

—more—

Smart & Final Inc. Fourth Quarter 2003

Excluding the estimated impact of the strike-related additional sales, the company estimates that its fourth quarter 2003 comparable store sales would have increased by 7.1 percent. The company estimates that during the fourth quarter, sales at approximately 105 of its 229 stores were positively impacted by the labor actions.

Ross Roeder, chairman and chief executive officer, stated, “Our fourth quarter sales and income performance was extraordinary, and obviously the effects of the southern California grocers strike was a factor. Smart & Final store sales in most of the southern California market increased sharply as many households turned to us as an alternative to the affected grocery chains. We have done our very best to welcome our new customers, and we’re optimistic that many will continue to find Smart & Final an attractive shopping alternative long after the labor dispute comes to an end.”

“As important as this additional business has been, it’s noteworthy that we continued to record strong growth throughout our entire store base, which covers the western U.S. Excluding the estimated effect of the strike, we estimate that our comparable store sales increased by over seven percent, led by growth in customer visits and average transaction size in both of our store formats and all geographic areas,” Roeder added.

Gross margin from continuing operations increased $19.1 million or 32.9 percent, to $77.1 million for the quarter. Gross margin as a percentage of sales increased to 17.3 percent for fourth quarter 2003 compared to 15.9 percent for fourth quarter 2002. The $19.1 million increase in gross margin was primarily the result of the sharp increase in sales, and the effects of adopting two new accounting pronouncements in 2003. The increase in gross margin as a percentage of sales was primarily due to the effects of adopting the new accounting pronouncements and lower inventory shrink.

In the second quarter of 2003, the company adopted the provisions of Emerging Issues Task Force (“EITF”) Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor.” In accordance with the provisions of EITF No. 02-16, the company has changed the classification of certain vendor allowances that previously were recorded as a reduction of operating and administrative expenses, to classification as a reduction in cost of sales. Approximately $3.4 million of such vendor allowances were recorded as a reduction of cost of sales in the fourth quarter 2003, which contributed approximately 0.8 percent of the 1.4 percent increase in gross margin as a percentage of sales.

—more—

Smart & Final Inc. Fourth Quarter 2003

Also, effective as of the end of the 2003 second quarter, the company adopted Financial Accounting Standards Board Interpretation (“FIN”) No. 46 “Consolidation of Variable Interest Entities” which required the consolidation by the company of a real estate synthetic lease facility not previously consolidated. In accordance with the provisions of FIN No. 46, the company has recorded approximately $1.8 million of costs as interest expense in the fourth quarter 2003 that prior to adoption were recorded in cost of sales as rental expense. In addition pursuant to FIN No. 46, the company recorded in the fourth quarter 2003 approximately $0.3 million of depreciation expense in cost of sales that prior to adoption was not recorded. When compared to the prior year fourth quarter, the net effect of adopting FIN No. 46 to the fourth quarter of 2003 was to increase the gross margin as a percentage of sales by 0.3 percent.

Operating and administrative expenses from continuing operations increased to $62.3 million for the quarter as compared to $46.6 million for the prior year quarter. Operating and administrative expenses, as a percentage of sales, increased to 14.0 percent for the 2003 fourth quarter from 12.8 percent for the fourth quarter 2002. The increase in operating and administrative expenses as a percentage of sales was primarily due to increased fringe benefit and compensation costs, information systems costs and legal expense, and the accounting impact of adopting EITF No. 02-16. The re-classification of $3.4 million of certain vendor allowances resulting from the adoption of EITF No. 02-16, contributed approximately 0.8 percent of the 1.2 percent increase in operating and administrative expenses as a percentage of sales.

Interest expense, net from continuing operations increased to $4.1 million for the quarter as compared to $2.6 million for the prior year quarter. The increase was primarily due to the company’s adoption of FIN No. 46 and the recording of $1.8 million of interest expense costs that prior to adoption were reflected as rental expense in cost of sales. The increase was partially offset by lower interest expense on bank debt. At year-end 2003, the outstanding balance on the company’s revolving credit facility was $60.0 million as compared to $130.0 million at year-end 2002, a year-to-year reduction of 53.8 percent.

In the fourth quarter 2003, the company recorded an after-tax loss of $1.2 million from the effect of discontinued operations, largely representing the wind-down of broadline foodservice distribution operations in northern California and Florida, and the divestiture of its retail stores operation in the Florida market.

—more—

Smart & Final Inc. Fourth Quarter 2003

Including the effect of discontinued operations, the company reported net income of $7.9 million, or $0.26 per diluted share, for the fourth quarter 2003. Comparable fourth quarter 2002 net income was $1.5 million, or $0.05 per diluted share.

For the full year 2003, income from continuing operations was $13.6 million which included a $13.8 million charge for litigation and other items. Adjusting for this item and $0.7 million of depreciation expense resulting from the second quarter consolidation of the company’s real estate synthetic lease facility net of tax, full year 2003 income from continuing operations was $22.3 million, or $0.75 per diluted share, an increase when compared to the $21.8 million, or $0.74 per diluted share, reported in the prior year full year. [This adjusted comparison to income from continuing operations for the full year 2003 is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations of $13.6 million for the full year 2003, a decrease from the $21.8 million reported in the full year 2002.]

Roeder added, “When comparing this year’s operating earnings to the prior year, GAAP accounting presents a picture that requires further explanation, to understand the underlying strength of our business. We believe that the adjusted earnings from continuing operations of $0.75 per diluted share presents a more meaningful measure of performance, and even this understates the strength of our two strong stores businesses. We had a very strong operational year with terrific sales performance and improved income contribution from our stores. During 2003 we transitioned to a stores only company, we also had increased costs for litigation defense, stock and incentive compensation and increased investment in information systems. Further complicating the year-to-year analysis were gains from property sales in 2002.”

For the full year 2003, including the effect of discontinued operations and the cumulative effect of accounting change, the company reported a net loss of $60.2 million, or a loss of $2.02 per diluted share.

For the full year 2003, the company’s net cash flow from continuing operations was $89.5 million, an increase of $31.5 million, or 54 percent, from the prior year level. At year-end the company was in full compliance with all covenants of its credit facilities, and availability under the revolving credit facility was approximately $50 million as determined by the facility’s borrowing base formula.

—more—

Smart & Final Inc. Fourth Quarter 2003

One new store was opened during the fourth quarter, in Phoenix, Ariz. and an under-performing store in South Lake Tahoe, Calif. was closed. On a continuing operations basis, at the end of 2003 fourth quarter the company operated 229 stores compared with 226 stores at the end of 2002.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 230 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

—more—

Smart & Final Inc. Fourth Quarter 2003

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

STANDARD PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Thursday, February 19, 2004 at 8:00 a.m. Pacific Standard Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

INVESTOR LIST PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Thursday, February 19, 2004 at 8:00 a.m. Pacific Standard Time. To participate, call (415) 908-6222. A 24-hour replay of the conference call will be available after 10:00 a.m. Pacific time by calling (800) 633-8284. Replays of the conference call will also be available through www.CCBN.com

—more—

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Twelve Weeks Ended		Fiscal Year Ended
	December 28, 2003	December 29, 2002	December 28, 2003	December 29, 2002
	(Unaudited)
Sales	$444,421	$364,638	$1,730,114	$1,572,320
Cost of sales, buying and occupancy	367,371	306,673	1,433,106	1,323,693

Gross margin	77,050	57,965	297,008	248,627
Operating and administrative expenses	62,296	46,615	245,584	201,882
Litigation and other charges	(4,166)	—	13,834	—

Income from operations	18,920	11,350	37,590	46,745
Interest expense, net	4,084	2,595	15,508	12,240

Income from continuing operations before income tax provision	14,836	8,755	22,082	34,505
Income tax provision	(6,054)	(3,601)	(9,229)	(13,615)
Equity earnings in unconsolidated subsidiary	372	286	744	884

Income from continuing operations	9,154	5,440	13,597	21,774
Discontinued operations, net of tax	(1,240)	(3,915)	(68,535)	(14,925)

Income (loss) before cumulative effect of accounting change	7,914	1,525	(54,938)	6,849
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	—	(5,301)	—

Net income (loss)	$7,914	$1,525	$(60,239)	$6,849

Earnings (loss) per common share
Earnings per common share from continuing operations	$0.31	$0.18	$0.46	$0.74
Loss per common share from discontinued operations	(0.04)	(0.13)	(2.30)	(0.51)
Cumulative effect of accounting change per common share	—	—	(0.18)	—

Earnings (loss) per common share	$0.27	$0.05	$(2.02)	$0.23

Weighted average common shares	29,743,423	29,443,198	29,777,393	29,417,429

Earnings (loss) per common share, assuming dilution
Earnings per common share, assuming dilution, from continuing operations	$0.30	$0.18	$0.46	$0.74
Loss per common share, assuming dilution, from discontinued operations	(0.04)	(0.13)	(2.30)	(0.51)
Cumulative effect of accounting change per common share, assuming dilution	—	—	(0.18)	—

Earnings (loss) per common share, assuming dilution	$0.26	$0.05	$(2.02)	$0.23

Weighted average common shares and common share equivalents	30,460,140	29,444,525	29,777,393	29,527,314

—more—

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AS A PERCENTAGE OF SALES

	Twelve Weeks Ended		Fiscal Year Ended
	December 28, 2003	December 29, 2002	December 28, 2003	December 29, 2002
	(Unaudited)		(Unaudited)
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, buying and occupancy	82.7	84.1	82.8	84.2

Gross margin	17.3	15.9	17.2	15.8
Operating and administrative expenses	14.0	12.8	14.2	12.8
Litigation and other charges	(0.9)	—	0.8	—

Income from operations	4.3	3.1	2.2	3.0
Interest expense, net	0.9	0.7	0.9	0.8

Income from continuing operations before income tax provision	3.3	2.4	1.3	2.2
Income tax provision	(1.4)	(1.0)	(0.5)	(0.9)
Equity earnings in unconsolidated subsidiary	0.1	0.1	—	0.1

Income from continuing operations	2.1	1.5	0.8	1.4
Discontinued operations, net of tax	(0.3)	(1.1)	(4.0)	(0.9)

Income (loss) before cumulative effect of accounting change	1.8	0.4	(3.2)	0.4
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	—	(0.3)	—

Net income (loss)	1.8%	0.4%	(3.5)%	0.4%

Totals may not aggregate due to rounding.

—more—

SMART & FINAL INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	December 28, 2003	December 29, 2002
ASSETS
Current assets:
Cash and cash equivalents	$50,949	$23,002
Trade notes and accounts receivable, less allowance for doubtful accounts of $307 in 2003 and $305 in 2002	15,524	18,430
Inventories	123,428	123,578
Prepaid expenses and other current assets	27,069	8,370
Deferred tax asset	16,660	13,162
Assets of discontinued operations	4,681	154,432

Total current assets	238,311	340,974
Property, plant and equipment:
Land	68,042	32,207
Buildings and improvements	64,237	30,308
Leasehold improvements	113,388	109,098
Fixtures and equipment	179,079	173,458

	424,746	345,071
Less – Accumulated depreciation and amortization	177,706	155,240

Net property, plant and equipment	247,040	189,831
Assets under capital leases, net of accumulated amortization of $9,417 in 2003 and $9,416 in 2002	3,926	4,280
Goodwill, net of accumulated amortization of $3,455 in 2003 and 2002	34,775	34,775
Deferred tax asset	16,123	8,963
Other assets	55,350	42,234

Total assets	$595,525	$621,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$61,964	$136,719
Accounts payable	94,402	73,153
Accrued salaries and wages	15,827	8,432
Other accrued liabilities	45,646	35,367
Liabilities of discontinued operations	7,296	30,833

Total current liabilities	225,135	284,504
Long-term liabilities:
Obligations under capital leases	4,511	5,314
Notes payable	53,496	—
Notes payable to affiliate	33,173	—
Other long-term liabilities	25,253	20,910
Workers’ compensation reserve, postretirement and postemployment benefits	40,380	38,794

Total long-term liabilities	156,813	65,018
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 29,922,821 shares issued and outstanding in 2003 and 29,443,198 in 2002)	299	294
Additional paid-in capital	207,296	206,926
Notes receivable for common stock	(100)	(100)
Accumulated other comprehensive loss	(9,881)	(11,787)
Retained earnings	15,963	76,202

Total stockholders’ equity	213,577	271,535

Total liabilities and stockholders’ equity	$595,525	$621,057

—more—

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Fiscal Year Ended
	December 28, 2003	December 29, 2002
Cash Flows from Operating Activities:
Income from continuing operations before cumulative effect of accounting change	$13,597	$21,774
Adjustments to reconcile income from continuing operations before cumulative effect of accounting change to net cash provided by continuing activities:
Non-cash litigation and other charges, net of tax	8,300	—
Gain on disposal of property, plant and equipment	(818)	(2,065)
Depreciation and amortization	32,454	29,767
Amortization of deferred financing costs	3,187	1,873
Deferred tax provision (benefit)	12,575	(217)
Equity earnings in unconsolidated subsidiary	(744)	(884)
Decrease (increase) in:
Trade notes and accounts receivable	6,284	9,489
Inventories	1,408	5,836
Prepaid expenses and other assets	(15,803)	(4,083)
Increase (decrease) in:
Accounts payable	20,459	(6,201)
Accrued salaries and wages	7,167	(3,724)
Other accrued liabilities	1,415	6,407

Net cash provided by continuing activities	89,481	57,972
Net cash used in discontinued activities	(4,568)	(3,278)

Net cash provided by operating activities	84,913	54,694

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(21,236)	(39,340)
Proceeds from disposal of property, plant and equipment	1,928	7,745
Investment in capitalized software	(11,699)	(2,519)
Other	(1,215)	(1,375)

Net cash used in continuing activities	(32,222)	(35,489)
Net proceeds from divestitures	37,898	—
Net cash provided by (used in) discontinued activities	14,252	(9,078)

Net cash provided by (used in) investing activities	19,928	(44,567)

Cash Flows from Financing Activities:
Payments on bank line of credit	(77,500)	(17,000)
Borrowings on bank line of credit	7,500	20,000
Payments on notes payable	(6,792)	(6,726)
Proceeds from issuance of common stock, net of costs	40	11

Net cash used in continuing activities	(76,752)	(3,715)
Net cash used in discontinued activities	(142)	(1,264)

Net cash used in financing activities	(76,894)	(4,979)

Increase in cash and cash equivalents	27,947	5,148
Cash and cash equivalents at beginning of the period	23,002	17,854

Cash and cash equivalents at end of the period	$50,949	$23,002

—more—

SMART & FINAL INC.

NON-GAAP FINANCIAL MEASURES

The second paragraph of the news release contains information regarding our income from continuing operations for the 2003 fourth quarter, as adjusted for the exclusion of $0.3 million of expenses from the consolidation of our real estate synthetic lease facility and $4.2 million of income from the partial reversal of litigation reserves. This financial information is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations unadjusted for these items. The reconciliation of each of the non-GAAP financial measures is as follows:

SMART & FINAL INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share amounts)

	Twelve Weeks Ended
	December 28, 2003				December 29, 2002
	GAAP (a)	Adjustments		Non-GAAP (b)	GAAP (a)
Sales	$444,421	$—		$444,421	$364,638
Cost of sales, buying and occupancy	367,371	(282	) (c)	367,089	306,673

Gross margin	77,050	282		77,332	57,965
Operating and administrative expenses	62,296	—		62,296	46,615
Litigation and other charges	(4,166)	4,166	(d)	—	—

Income from operations	18,920	(3,884)		15,036	11,350
Interest expense, net	4,084	—		4,084	2,595

Income from continuing operations before income taxes	14,836	(3,884)		10,952	8,755
Income tax provision	(6,054)	1,553		(4,501)	(3,601)
Equity earnings in unconsolidated subsidiary	372	—		372	286

Income from continuing operations	$9,154	$(2,331)		$6,823	$5,440

Earnings per common share, assuming dilution, from continuing operations	$0.30			$0.22	$0.18

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).
(b)	Non-GAAP amounts exclude depreciation expense associated with the adoption of Financial Accounting Standards Board Interpretation (“FIN”) No. 46 “Consolidation of Variable Interest Entities” and exclude income from the partial reversal of litigation reserves.
(c)	Amount represents depreciation expense related to the adoption of FIN No. 46.
(d)	Amount represents income from the partial reversal of litigation reserves.

—more—

The fourteenth paragraph of the news release contains information regarding our income from continuing operations for the 2003 fiscal year, as adjusted for the exclusion of $0.7 million of expenses from the consolidation of our real estate synthetic lease facility and $13.8 million of expenses associated with litigation and other reserves. This financial information is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations unadjusted for these items. The reconciliation of each of the non-GAAP financial measures is as follows:

	Fiscal Year Ended
	December 28, 2003				December 29, 2002
	GAAP (a)	Adjustments		Non-GAAP (b)	GAAP (a)
Sales	$1,730,114	$—		$1,730,114	$1,572,320
Cost of sales, buying and occupancy	1,433,106	(659	) (c)	1,432,447	1,323,693

Gross margin	297,008	659		297,667	248,627
Operating and administrative expenses	245,584	—		245,584	201,882
Litigation and other charges	13,834	(13,834	) (d)	—	—

Income from operations	37,590	14,493		52,083	46,745
Interest expense, net	15,508	—		15,508	12,240

Income from continuing operations before income taxes	22,082	14,493		36,575	34,505
Income tax provision	(9,229)	(5,798)		(15,027)	(13,615)
Equity earnings in unconsolidated subsidiary	744	—		744	884

Income from continuing operations	$13,597	$8,695		$22,292	$21,774

Earnings per common share, assuming dilution, from continuing operations	$0.46			$0.75	$0.74

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).
(b)	Non-GAAP amounts exclude depreciation expense associated with the adoption of Financial Accounting Standards Board Interpretation (“FIN”) No. 46 “Consolidation of Variable Interest Entities” and exclude expense associated with litigation and other reserves.
(c)	Amount represents depreciation expense related to the adoption of FIN No. 46.
(d)	Amount represents expense associated with litigation and other reserves.

# # # #